Exhibit 99.1

Identiv Reports Second Quarter 2025 Financial Results

Announced Strategic Partnership with Grocery Logistics Leader IFCO to Digitize their Global RPC Pool

Completed Transfer of Production from Singapore to State-of-the-art Thailand Facility

Launched Partnership with Narravero to Accelerate Digital Product Passport Adoption and Compliance

Santa Ana, Calif. — August 7, 2025 — Identiv, Inc. (NASDAQ: INVE), a global leader in RFID- and BLE-enabled Internet of Things (IoT) solutions, today released its financial results for the second quarter ended June 30, 2025.

“In the second quarter, we made important progress across all three pillars of our Perform-Accelerate-Transform (P-A-T) strategy. We believe our customers clearly see the value Identiv provides, and the long-term secular trends driving demand for RFID and BLE-enabled solutions remain solid. By reinforcing our core strengths, expanding through new strategic partnerships like IFCO, developing innovative solutions for BLE applications, and working through our Transform process, we believe we can create value for all our stakeholders.”

Financial Results for Fiscal Second Quarter 2025

Revenue for the second quarter of 2025 was $5.0 million, compared to $6.7 million in the second quarter of 2024. This year-over-year decrease was as expected and due to lower sales as we continue to exit lower-margin business, as well as reduced sales to our largest customer, who is working through safety stock they built up in 2024 in anticipation of transitioning production to Thailand.

Second quarter 2025 GAAP gross margin was (9.4%) and non-GAAP gross margin was (0.8%), compared to second quarter 2024 GAAP gross margin of 9.1% and non-GAAP gross margin of 14.6%. The year-over-year decrease was primarily driven by the incremental costs related to the transition of production to Thailand and the dual manufacturing sites required during the transition, combined with lower utilization of our production facilities and adjustments of obsolete inventory at our Singapore facility.

GAAP operating expenses, including research and development, selling and marketing, general and administrative, and restructuring and severance, were $5.9 million in the second quarter of 2025, compared to $7.3 million in the second quarter of 2024. The decrease in GAAP operating expenses was driven primarily by a reduction in one-time strategic review-related costs. Non-GAAP operating expenses were $4.5 million in the second quarter of 2025, compared to $4.7 million in the second quarter of 2024. The decrease in non-GAAP operating expenses reflects management’s targeted resource allocation to support the Company’s organic growth initiatives as outlined in the P-A-T strategic framework.

Second quarter 2025 GAAP net loss from continuing operations was ($6.0) million, or ($0.26) per basic and diluted share, compared to GAAP net loss from continuing operations of ($6.9) million, or ($0.31) per basic and diluted share, in the second quarter of 2024. This reduction was primarily due to strategic review-related costs associated with the physical security asset sale of $1.6 million incurred in the second quarter of 2024 that did not recur in the second quarter of 2025.

Non-GAAP adjusted EBITDA loss in the second quarter of 2025 was ($4.6) million, compared to ($3.7) million in the second quarter of 2024. This was primarily due to Thailand transition costs and adjustments for obsolete inventory at our Singapore facility.

Chief Financial Officer Transition

Effective August 4, 2025, the Company’s board of directors appointed Ed Kirnbauer as Chief Financial Officer. Mr. Kirnbauer has served as the Company’s Global Corporate Controller since November 2015 and was appointed Acting CFO effective July 11, 2025.

Financial Outlook

Identiv provides guidance based on current market conditions and expectations, including macroeconomic conditions and customer demand. For the third quarter of fiscal 2025, management currently expects net revenue to be in the range of $4.8 million to $5.2 million.

Conference Call

Identiv management will hold a conference call today, August 7, 2025, at 5:00 p.m. EDT (2:00 p.m. PDT) to discuss the company’s second quarter 2025 financial results. A question-and-answer session will follow management's presentation.

Toll-Free: +1 888-506-0062

International Number: +1 973-528-0011

Call ID: 725308
Webcast link: Register and Join

The teleconference replay will be available through August 21, 2025, by dialing +1 877-481-4010 (Toll-Free Replay Number) or +1 919-882-2331 (International Replay Number) and entering passcode 52734.

If you have any difficulty connecting with the teleconference, please contact Identiv Investor Relations at IR@identiv.com.

About Identiv

Identiv’s RFID- and BLE-enabled IoT solutions create digital identities for physical objects, enhancing global connectivity for businesses, people, and the planet. Its solutions, integrated into over 1.5 billion applications worldwide, drive innovation across healthcare, consumer electronics, luxury goods, smart packaging, and more. For additional information, visit identiv.com.

Non-GAAP Financial Measures

This press release includes financial information that has not been prepared in accordance with accounting principles generally accepted in the United States (GAAP), including non-GAAP adjusted EBITDA, non-GAAP gross profit, non-GAAP gross margin and non-GAAP operating expenses. Identiv uses non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating ongoing operational performance. Identiv believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends. Non-GAAP gross margin excludes stock-based compensation and amortization and depreciation. Non-GAAP adjusted EBITDA excludes items that are included in GAAP net loss, GAAP operating expenses, and GAAP gross margin, and excludes income tax provision (benefit), interest expense (income), net, foreign currency losses, net, stock-based compensation, amortization and depreciation, restructuring and severance, and strategic review-related costs. Non-GAAP operating expenses exclude stock-based compensation, amortization and depreciation, strategic review-related costs, and restructuring and severance. The exclusions are detailed in the reconciliation table included in this press release. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures as detailed in this press release.

Note Regarding Forward-Looking Information

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those involving future events and future results that are based on current expectations as well as the current beliefs and assumptions of management of Identiv and can be identified by words such as “anticipate,” “believe,” “continue,” “plan,” “will,” “intend,” “expect,” “outlook,” and similar references to the future. Any statement that is not a historical fact is a forward-looking statement, including statements regarding: Identiv’s expectations regarding its future operating and financial outlook and performance, including 2025 third quarter guidance and outlook; Identiv’s strategy, opportunities, focus and goals; Identiv’s beliefs regarding the benefits of its strategic partnerships and collaborations; and Identiv's beliefs that by reinforcing its core strengths, expanding through new strategic partnerships, developing innovative solutions for BLE applications, and working through its Transform process, it can create value for stakeholders. Forward-looking statements are only predictions and are subject to a number of risks and uncertainties, many of which are outside Identiv’s control, which could cause actual results to differ materially and adversely from those expressed in any forward-looking statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include, but are not limited to: Identiv’s ability to continue the momentum in its business; Identiv’s ability to successfully execute its business strategy, including, but not limited to, organic and inorganic growth, strategic partnerships and product development; Identiv’s ability to capitalize on trends in its business; the effect of changes in management; Identiv’s ability to satisfy customer demand and expectations; the level and timing of customer orders and changes/cancellations; the loss of customers, suppliers or partners; the success of Identiv’s products and strategic partnerships, including revenues, if any; Identiv’s ability to successfully enter into definitive agreements for strategic partnerships or collaborations, as may be applicable; the impact of macroeconomic conditions and customer demand, inflation, tariffs and increases in prices; and the other factors discussed in its periodic reports, including its Annual Report on Form 10-K for the year ended December 31, 2024, Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, and subsequent reports filed with the Securities and Exchange Commission. All forward-looking statements are based on information available to Identiv on the date hereof, and Identiv assumes no obligation to update such statements.

Investor Relations Contact:
IR@identiv.com

Media Contact:
press@identiv.com

Identiv, Inc.
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2025	2024	2025	2024
Net revenue	$5,040	$6,741	$10,309	$13,399
Cost of revenue	5,514	6,127	10,651	12,302
Gross profit (loss)	(474)	614	(342)	1,097
Operating expenses:
Research and development	890	966	1,677	1,863
Selling and marketing	1,546	1,828	2,953	2,997
General and administrative	3,057	4,540	6,203	8,020
Restructuring and severance	420	—	680	-
Total operating expenses	5,913	7,334	11,513	12,880
Loss from continuing operations	(6,387)	(6,720)	(11,855)	(11,783)
Non-operating income (expense):
Interest income (expense), net	1,320	(149)	2,532	(236)
Foreign currency losses, net	(870)	(59)	(1,400)	(285)
Loss from continuing operations before income tax benefit (provision)	(5,937)	(6,928)	(10,723)	(12,304)
Income tax benefit (provision)	(105)	5	(108)	(1)
Net loss from continuing operations	(6,042)	(6,923)	(10,831)	(12,305)
Income from discontinued operations, net of tax	—	707	—	1,531
Net loss	(6,042)	(6,216)	(10,831)	(10,774)
Cumulative dividends on Series B convertible preferred stock	(205)	(233)	(410)	(481)
Net loss available to common stockholders	$(6,247)	$(6,449)	$(11,241)	$(11,255)

Net income (loss) per common share:
Basic and diluted - continuing operations	$(0.26)	$(0.31)	$(0.47)	$(0.55)
Basic and diluted - discontinued operations	$—	$0.03	$—	$0.07
Basic and diluted - net loss	$(0.26)	$(0.27)	$(0.47)	$(0.48)

Weighted average common shares outstanding:
Basic and diluted	23,760	23,459	23,679	23,413

Identiv, Inc.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	June 30,	December 31,
	2025	2024

ASSETS
Current assets:
Cash and cash equivalents	$129,339	$135,646
Restricted cash	300	300
Accounts receivable, net of allowances	3,466	4,214
Inventories	6,133	7,475
Prepaid expenses and other current assets	4,874	5,210
Total current assets	144,112	152,845
Property and equipment, net	7,526	7,694
Operating lease right-of-use assets	1,395	2,000
Other assets	843	686
Total assets	$153,876	$163,225

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,809	$2,746
Operating lease liabilities	895	852
Accrued compensation and related benefits	792	862
Accrued income taxes payable	1,223	1,173
Other accrued expenses and liabilities	1,923	2,327
Total current liabilities	6,642	7,960
Long-term operating lease liabilities	790	1,167
Other long-term liabilities	29	29
Total liabilities	7,461	9,156
Total stockholders' equity	146,415	154,069
Total liabilities and stockholders' equity	$153,876	$163,225

Identiv, Inc.
Reconciliation of GAAP to Non-GAAP Financial Information - Continuing Operations
(in thousands)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2025	2024	2025	2024
Reconciliation of GAAP gross margin to non-GAAP gross margin
GAAP gross profit (loss)	$(474)	$614	$(342)	$1,097
Reconciling items included in GAAP gross profit (loss):
Stock-based compensation	5	5	10	12
Amortization and depreciation	428	364	862	768
Total reconciling items included in GAAP gross profit (loss)	433	369	872	780
Non-GAAP gross profit (loss)	$(41)	$983	$530	$1,877
Non-GAAP gross margin	(0.8%)	14.6%	5.1%	14.0%

Reconciliation of GAAP operating expenses to non-GAAP operating expenses
GAAP operating expenses	$5,913	$7,334	$11,513	$12,880
Reconciling items included in GAAP operating expenses:
Stock-based compensation	(902)	(980)	(1,693)	(1,492)
Amortization and depreciation	(61)	(65)	(118)	(90)
Strategic review-related costs	—	(1,616)	(4)	(2,569)
Restructuring and severance	(420)	—	(680)	—
Total reconciling items included in GAAP operating expenses	(1,383)	(2,661)	(2,495)	(4,151)
Non-GAAP operating expenses	$4,530	$4,673	$9,018	$8,729

Reconciliation of GAAP net loss from continuing operations to non-GAAP adjusted EBITDA
GAAP net loss	$(6,042)	$(6,923)	$(10,831)	$(12,305)
Reconciling items included in GAAP net loss:
Income tax provision (benefit)	105	(5)	108	1
Interest expense (income), net	(1,320)	149	(2,532)	236
Foreign currency losses, net	870	59	1,400	285
Stock-based compensation	907	986	1,703	1,504
Amortization and depreciation	489	429	980	858
Strategic review-related costs	—	1,616	4	2,569
Restructuring and severance	420	—	680	—
Total reconciling items included in GAAP net loss from continuing operations	1,471	3,234	2,343	5,453
Non-GAAP adjusted EBITDA	$(4,571)	$(3,689)	$(8,488)	$(6,852)